UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2025

VERU INC.
(Exact name of registrant as specified in its charter)

Wisconsin	1-13602	39-1144397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2916 N. Miami Avenue, Suite 1000, Miami, Florida 33127
Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 509-6897

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VERU	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.         Other Events.

On August 26, 2025, Veru Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company has regained compliance with the minimum bid price requirement for continued listing on Nasdaq under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) and the minimum bid price matter is now closed. The letter was pursuant to a previous letter received on August 29, 2024 notifying the Company that it was not then in compliance with the Minimum Bid Price Requirement because its common stock had failed to maintain a minimum bid price of $1.00 or more for 30 consecutive business days and providing the Company with a period of 180 calendar days from the date of notification to regain compliance with the Minimum Bid Price Requirement, which was subsequently extended to August 25, 2025.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2025	VERU INC.

	By:	/s/ Michele Greco
Michele Greco
Chief Financial Officer and Chief Administrative Officer

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